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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 19, 2001, included in Robert Half International Inc.'s Form 10-K for the year ended December 31, 2000, and to all references to our firm included in this Registration Statement and in the Prospectus.

/s/ ARTHUR ANDERSEN LLP
San Francisco, California December 19, 2001

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CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS